FORM 8-A

Securities and Exchange Commission
Washington, D.C. 20549

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the
Securities Exchange Act of 1934

INNOVATIVE CARD TECHNOLOGIES, INC. (Exact name of registrant as specified in its charter)
Delaware (State of incorporation or organization)	90-0249676 (I.R.S. Employer Identification No.)

10880 Wilshire Blvd. Suite 950 Los Angeles, CA (Address of principal executive offices)	90024 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: ______

Securities to be registered pursuant to Section 12(g) of the Act: none

This form is being filed to change to registration of Innovative Card Technologies, Inc. common stock from Section 12(g) of the Securities Act of 1934 (“34 Act”) to Section 12(b) of the 34 Act.

Item 1. Description of Registrant's Securities to be Registered.

Registrant hereby incorporates by reference the description of its securities to be registered hereunder contained under the heading “Description of Securities” in Registrant’s Registration Statement on Form SB-2 (File No.: 333-137032), as originally filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2006, and subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits.

Index to Exhibits.

3.1 Certificate of Incorporation (incorporated by reference from the registration statement on Form SB-2 (File No. 333-119814), as amended, filed with the Securities and Exchange Commission).

3.2 Bylaws (incorporated by reference from the registration statement on Form SB-2 (File No. 333-119814), as amended, filed with the Securities and Exchange Commission).

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Innovative Card Technologies, Inc.
(Registrant)

Date	March 7, 2007
By:		/s/ Bennet P. Tchaikovsky
Name		Bennet P. Tchaikovsky
Title:		Chief Financial Officer